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                                                                 EXHIBIT NO. 5.1

                               August 29, 1997

Board of Directors
HALIS, Inc.
9040 Roswell Road, Suite 470
Atlanta, Georgia 30350


        RE:     HALIS, Inc.
                Registration Statement on Form S-2
                45,738,187 Shares of Common Stock



Gentlemen:

        We have acted as counsel for HALIS, Inc. (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Compnay's $.01 par value Common stock (the "Common Stock") covered by the above-described Registration Statement.

        In connection therewith, we have examined the following:

        (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

        (2) The By-Laws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

        (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

        (4) The Registration Statement on Form S-2 filed with the Securitites and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 45,738,187 shares of Common Stock (the "Registration Statement"); and

        (5) A Certificate of Good Standing for the Company issued by the Secretary of State of the State of Georgia.

        Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:


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Board of Directors
Halis, Inc.
August 29, 1997
Page 2


        (A) The Company has been duly incorporated under the laws of the State of Georgia and is validly existing and in good standing under the laws of the state; and

        (B) The 45,738,187 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Rigistration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,

                                                SMITH, GAMBRELL & RUSSELL, LLP



                                                /s/ William L. Meyer
                                                William L. Meyer